EXHIBIT 99.0

MATTEL, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

FOR THE THREE MONTHS ENDED JUNE 30, 2003

($ in millions)

Segment Revenues
Domestic:
Mattel Brands	$227.7
Fisher-Price Brands	214.7
American Girl Brands	41.6

Total Domestic	484.0
International	349.2

Gross sales	833.2
Sales adjustments	(64.2)

Net sales (a)	$769.0

Gross Sales by Geographic Area
Domestic	$484.0
% change vs. second quarter 2002	-15%
International	$349.2
% change vs. second quarter 2002	11%
% of total gross sales	42%

	As Reported (a)	Impact of Charges	Pro Forma (b)
Segment Income (Loss)
Domestic:
Mattel Brands	$36.4	$0.0	$36.4
Fisher-Price Brands	13.6	0.0	13.6
American Girl Brands	(2.9)	0.0	(2.9)

Total Domestic	47.1	0.0	47.1
International	20.9	0.0	20.9

	68.0	0.0	68.0
Corporate and other expense	(26.3)	(13.1)	(13.2)

Operating income	$41.7	$(13.1)	$54.8

(a)	Reported in accordance with generally accepted accounting principles.
(b)	Pro forma financial information is presented to facilitate year-to-year comparisons of results of operations, excluding financial realignment plan charges.